Exhibit 99.1

Second U.S. FDA Breakthrough Device Designation Granted to CytoSorbents’ DrugSorb-ATR™ Antithrombotic Removal System Adding the Removal of Market-Leading Direct Oral Anticoagulants During Urgent Cardiothoracic Surgery

FDA Breakthrough Designation Granted to CytoSorbents’ DrugSorb-ATR for Removal of Apixaban and Rivaroxaban to Reduce the Risk of Serious Bleeding in Urgent Cardiothoracic Surgery

MONMOUTH JUNCTION, N.J., August 12, 2021 — CytoSorbents Corporation (NASDAQ: CTSO), a leader in the treatment of life-threatening conditions in intensive care and cardiac surgery using blood purification via its proprietary polymer adsorption technology, announced that the Company has been granted a second Breakthrough Device designation for its DrugSorb-ATR Antithrombotic Removal System by the U.S. Food and Drug Administration (FDA). This Breakthrough Device designation covers the removal of the Direct Oral Anticoagulants (DOACs) apixaban and rivaroxaban in a cardiopulmonary bypass circuit to reduce the likelihood of serious perioperative bleeding in urgent cardiothoracic surgery. It follows the Breakthrough Designation received in April 2020 to remove ticagrelor for the same application.

Dr. David Cox, Vice President of Global Regulatory Affairs of CytoSorbents remarked, “The U.S. Prescribing Information for apixaban and rivaroxaban, two leading DOACs taken to reduce the risk of blood clots and associated complications, clearly warns that dosing should be stopped prior to a surgical procedure to reduce the risk of bleeding.  Unfortunately, in unexpected urgent cardiothoracic surgery, this is often not possible, posing the risk of life-threatening bleeding in these patients. We are pleased that the FDA has recognized the potential of our DrugSorb-ATR Antithrombotic Removal System to reduce levels of these drugs in a patient’s blood, potentially decreasing the risk of life-threatening perioperative bleeding.  The achievement of two Breakthrough Designations in these situations where no approved or cleared alternatives exist is a major Company milestone that is expected to expedite our regulatory and clinical goals.”

Mr. Vincent Capponi, President and Chief Operating Officer of CytoSorbents stated, “We are pleased that the DrugSorb-ATR Antithrombotic Removal System has been granted a second Breakthrough Device designation by the FDA.  With this achievement, we continue to execute upon our multi-phase U.S. strategy to potentially establish DrugSorb-ATR as an easy-to-implement, new standard of care to remove antithrombotic drugs during cardiothoracic surgery. The U.S. STAR-T (Safe and Timely Antithrombotic Removal - Ticagrelor) pivotal randomized, controlled clinical trial is now underway and we look forward to working with the FDA in pursuit of the next IDE approval for the U.S. study on DOAC removal during cardiothoracic surgery. We estimate the total addressable market for DrugSorb-ATR to remove ticagrelor, apixaban, and rivaroxaban during cardiothoracic surgery is more than $500 million in the U.S. alone today, which is expected to significantly increase based on prescribing trends and generic availability of these drugs.”

Apixaban (Eliquis®, Bristol Myers Squibb/Pfizer) and rivaroxaban (Xarelto®, Jansen/Johnson & Johnson) are two of the most commonly prescribed anticoagulants worldwide, including more than 5 million patients1 annually in the United States who are chronically on these medications to reduce the risk of deadly blood clots due to atrial fibrillation, prior history of heart attack or stroke, deep vein thrombosis, pulmonary embolism, and peripheral artery disease. We expect the number of patients prescribed these drugs to continue to climb based on the superior performance of these agents compared to older alternatives, underlying demographic trends in the aging baby boomer population, improved disease detection rates, and other factors. When patients on various “blood thinners”, like apixaban or rivaroxaban, require urgent cardiothoracic surgery, the risk of serious or life-threatening bleeding and complications is very high. Based on our estimates, at least 1% of patients in the U.S. on apixaban or rivaroxaban may require urgent cardiothoracic surgery on an annual basis. Today there are no approved or cleared alternatives in the U.S. to reduce bleeding risks during cardiothoracic surgery caused by direct oral anticoagulants. DrugSorb-ATR has the potential to address this major unmet medical need.

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in the treatment of life-threatening conditions in intensive care and cardiac surgery using blood purification.  Its flagship product, CytoSorb®, is approved in the European Union with distribution in 68 countries around the world as an extracorporeal cytokine adsorber designed to reduce the “cytokine storm” or “cytokine release syndrome” seen in common critical illnesses that may result in massive inflammation, organ failure and patient death. These are conditions where the risk of death can be extremely high, yet few to no effective treatments exist.  CytoSorb is also being used during and after cardiothoracic surgery to remove inflammatory mediators that can lead to post-operative complications, including multiple organ failure.  More than 143,000 CytoSorb devices have been delivered to date.  CytoSorb was originally introduced into the European Union under CE-Mark as a first-in-kind cytokine adsorber.  Additional CE-Mark label expansions were received for the removal of bilirubin and myoglobin in clinical conditions such as liver disease and trauma, respectively, and both ticagrelor and rivaroxaban during cardiothoracic surgery. CytoSorb has also received FDA Emergency Use Authorization in the United States for use in critically ill COVID-19 patients with imminent or confirmed respiratory failure.  CytoSorbents’ technology has also been granted FDA Breakthrough Designation for the removal of ticagrelor, rivaroxaban, and apixaban in a cardiopulmonary bypass circuit during urgent cardiothoracic surgery, and if FDA marketing approval is obtained, would be marketed as DrugSorb-ATR™ in the United States.

1 Agency for Healthcare Research and Quality. Number of people with purchase in thousands by prescribed drug, United States, 1996-2018. Medical Expenditure Panel Survey. Generated interactively May 27, 2021. CytoSorbents estimates.

CytoSorbents’ purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Its technologies have received non-dilutive grant, contract, and other funding of more than $39.5 million from DARPA, the U.S. Department of Health and Human Services (HHS), the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), the U.S. Army, the U.S. Air Force, U.S. Special Operations Command (SOCOM), Air Force Material Command (USAF/AFMC), and others. The Company has numerous marketed products and products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and registered trademarks, and multiple patent applications pending, including ECOS-300CY®, CytoSorb-XL™, HemoDefend-RBC™, HemoDefend-BGA™, VetResQ®, K+ontrol™, DrugSorb™, DrugSorb-ATR™, ContrastSorb, and others.  For more information, please visit the Company’s websites at www.cytosorbents.com and www.cytosorb.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, anticipated future results and performance, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 9, 2021, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

Please Click to Follow Us on Facebook and Twitter

Investor Relations Contact:

Terri Anne Powers

Vice President, Investor Relations

and Corporate Communications

(732) 482-9984

tpowers@cytosorbents.com

U.S. Public Relations Contact:
Eric Kim

Rubenstein Public Relations
212-805-3052
ekim@rubensteinpr.com

4